Exhibit 99.1
Ascend Wellness Holdings Closes $235 Million
Private Placement of Senior Secured Notes
~ Secures funding with 12.75% coupon and a 5-year term ~
~ Net proceeds refinanced existing Term Loan ~
NEW YORK, July 17, 2024 — Ascend Wellness Holdings, Inc. (“AWH,” “Ascend,” or the “Company”) (CSE: AAWH-U.CN) (OTCQX: AAWH), a multi-state, vertically integrated cannabis operator, is pleased to announce that it has closed its previously announced private placement of $235 million of 12.75% Senior Secured Notes due 2029 (the “Notes”).
The Notes were issued at a price of 94.75% of face value (the “Offering”). The Company used the net proceeds of the Notes, together with cash on hand, to prepay $215 million of principal amounts outstanding under its existing term loan (the “Term Loan”). The partial refinancing of the Term Loan through the issuance of new senior secured notes is a strategic move expected to enhance the Company’s financial flexibility and strengthen its balance sheet. The remaining $60 million in principal amounts outstanding under the Term Loan will continue at the current interest rate of 9.5% and can be repaid at par after February 27, 2025 through August 27, 2025. Should the Company, in its sole discretion, choose to refinance up to that amount, conditional commitments have been secured as part of this transaction to do so.
The Notes are senior secured obligations of the Company and bear interest at a rate of 12.75% per annum, payable semi-annually in arrears until their maturity date, unless earlier redeemed or repurchased in accordance with their terms. The Notes mature on July 16, 2029. At any time and from time to time, the Company may redeem all or a part of the Notes at certain specified redemption prices, including for the first two years at par. The Notes are irrevocably and unconditionally guaranteed, jointly and severally, on a senior secured basis, by certain of the Company’s subsidiaries (the “Guarantees”). The Notes and the Guarantees are secured, on a first lien basis, by substantially all assets of the Company and certain of its subsidiaries, subject to certain carveouts. The Notes and the Guarantees were issued under and are governed by an indenture entered into as of closing of the Offering.
The Notes were offered on a private placement basis in certain provinces and territories of Canada pursuant to applicable exemptions from the prospectus requirements of Canadian securities laws. The Notes were also sold in the United States to or for the account or benefit of “U.S. persons” (as defined in the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)), on a private placement basis to “qualified institutional buyers” and “accredited investors” pursuant to an exemption from the registration requirements of the U.S. Securities Act, and in such jurisdictions outside of Canada and the United States as was agreed upon by the Agent and the Company, in each case in accordance with applicable laws. The Notes are subject to a customary four-month hold period under Canadian securities laws. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Seaport Global Securities LLC (the “Agent”) acted as lead financial advisor and sole placement agent for the Notes.

About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets in Illinois, Maryland, Massachusetts, Michigan, Ohio, New Jersey, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Common Goods, Simply Herb, Ozone, Ozone Reserve, Tunnel Vision, and Royale branded products. For more information, visit www.awholdings.com.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements (together, “forward-looking statements”), which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, this news release contains forward-looking statements concerning expectations of the Company and other matters. We caution investors that any such forward-looking statements are based on certain assumptions and analyses made by the Company in light of the experience of the Company and its perception of historical trends, current conditions and expected future developments, and other factors management believes are appropriate.
Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR+ at www.sedarplus.ca and with the SEC on its profile on EDGAR at www.sec.gov. Although the Company believes that any forward-looking statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such forward-looking statements, there can be no assurance that any such forward-looking statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking statements. Any forward-looking statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws.
The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

Contact
EVP, Investor Relations & Strategy
Rebecca Koar
IR@awholdings.com
(617) 453-4042 ext. 90102
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